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                                                                   Exhibit 10.20

                            SIXTH AMENDMENT AGREEMENT

      This SIXTH AMENDMENT AGREEMENT ("Sixth Amendment") made as of April 15, 1997 by and among CMP MEDIA INC. (the "Borrower"), a Delaware corporation and the successor by merger to CMP Publications, Inc., a New York corporation ("CMP Publications"), FLEET NATIONAL BANK ("Fleet"), formerly known as Fleet National Bank of Connecticut and prior to that Shawmut Bank Connecticut, N.A., and the successor by merger to Fleet Bank N.A. ("Fleet N.A."), THE CHASE MANHATTAN BANK ("Chase"), the successor by merger to The Chase Manhattan Bank, N.A., (Fleet and Chase and any of their respective successors or permitted assigns, the "Banks") and Fleet as agent for the Banks (in its capacity as such, the "Agent").

                                   WITNESSETH:

      WHEREAS, CMP Publications, Fleet, Chase and the Agent have executed and delivered a Credit Agreement dated as of July 15, 1993 (the "Original Credit Agreement"), which Original Credit Agreement was amended by an Amendment and Waiver Agreement among CMP Publications, Fleet, Chase and the Agent dated February 28, 1994 (the "First Amendment"), by a Second Amendment and Waiver Agreement among CMP Publications, Fleet, Chase and the Agent dated as of February 27, 1995 (the "Second Amendment"), by a Third Amendment Agreement among CMP Publications, Fleet, Chase and the Agent dated as of May 30, 1995 (the "Third Amendment"), and by a Fourth Amendment Agreement, dated as of August 9, 1995, between CMP Publications, Fleet, Chase, Fleet N.A. and the Agent (the "Fourth Amendment") (such First, Second, Third and Fourth Amendments are collectively referred to below as the "Prior Amendments"); and

      WHEREAS, CMP Publications, Fleet, Chase and the Agent also executed and delivered (i) a Third Waiver Agreement, dated April 24, 1995 (the "Third Waiver") and (ii) a Fourth Waiver Agreement, dated June 5, 1995 (the "Fourth Waiver'), both relating to the Agreement, and

      WHEREAS, CMP Publications, Fleet, Fleet N.A., Chase and the Agent also executed and delivered a Fifth Waiver Agreement, dated


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February 28, 1996 (the "Fifth Waiver") also relating to the Original Credit
Agreement, as amended; and

      WHEREAS, the Original Credit Agreement was subsequently amended by a Fifth Amendment and Consolidation of Prior Amendments (Together with Sixth Waiver) Agreement (the "Fifth Amendment"), which Fifth Amendment, among other things,
(i) set forth certain new amendments to the Original Credit Agreement, and (ii) consolidated those amendments (to the Original Credit Agreement) which were contained in the Prior Amendments and were still effective (the Original Credit Agreement as amended by the Fifth Amendment (including both such new amendments and consolidated amendments), is referred to below as the "Agreement"); and

      WHEREAS, the Borrower and the Banks desire to (i) amend certain Sections of the Agreement to allow for the Borrower to guaranty indebtedness of senior management of the Borrower, the principal amount of which indebtedness does not exceed $7.5 million (in the aggregate) at any one time outstanding and (ii) make certain related amendments to the Agreement.

      NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      PART A. GENERAL MATTERS.

      1. Capitalized Terms; Section References. Capitalized terms used herein without definition and defined in the Agreement shall have the same respective meanings given those terms in the Agreement, unless the context otherwise requires. All Section references used herein shall, unless otherwise specified herein, be deemed to refer to Sections in the Agreement.

      PART B. AMENDMENTS TO THE CREDIT AGREEMENT.

      1. Amendment of Certain Definitions.

            (a) The definition of the term "Applicable Fee Percentage" contained in Section 1.01 is hereby amended by


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deleting the phrase "Average Outstanding Loan Balance" and substituting for it the phrase "Average Outstanding Loan and Guarantee Balance" each time it appears in such definition.

            (b) The definition of the term "Applicable Margin" contained in
Section 1.01 is hereby amended as follows:

                  (i) clause (A) of the first paragraph thereof is hereby amended and restated to read in its entirety as follows:

                        (A) the sum of the outstanding unpaid principal balance of the Loans on the date of such Borrowing (and calculated taking into account such Borrowing) plus the aggregate outstanding principal amount of indebtedness guaranteed by the Borrower, pursuant to Section 6.02(e) below, as of such date (said sum is referred to below as the "Loan and Guarantee Balance") to

                  (ii) the term "Loan Balance" as it appears in such definition after such clause (A) is hereby deleted and in its place is inserted the term "Loan and Guarantee Balance".

                  (iii) the phrase "outstanding unpaid principal balance of the Loans", each time it appears in the last paragraph of such definition, is hereby deleted and inserted in its place is the phrase "Loan and Guarantee Balance".

      2. New Definitions. The following two new definitions are hereby added to
Section 1.01, to be placed in their proper alphabetical order, to read in their entirety as follows:

            "Average Outstanding Loan and Guarantee Balance" shall mean, for any period, the sum of (i) the Average Outstanding Loan Balance for such period plus (ii) the average daily aggregate outstanding amount of principal indebtedness guaranteed by the Borrower, pursuant to
            Section 6.02(e) below, during such period.


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            "Loan and Guarantee Balance" shall have the meaning given that term in the definition of Applicable Margin.

      3. Amendment of Section 2.14(a). Section 2.14(a) is hereby amended by deleting the phrase "Average Outstanding Loan Balance" and substituting for it the phrase "Average Outstanding Loan and Guarantee Balance".

      4. Amendment of Section 6.02. A new clause (e) is added to Section 6.02 and existing clause (e) of Section 6.02 is re-lettered as clause (f) and is amended and restated in its entirety, all as follows:

      (e) a guaranty or guaranties by the Borrower of indebtedness (plus interest thereon) for borrowed money incurred by one or more members of senior management of the Borrower, provided, that the aggregate principal amount of indebtedness guaranteed by the Borrower under this clause (f) shall not exceed $7.5 million; (f) in addition to the guaranties permitted by the preceding clause (e), guaranties made in the ordinary course of business for the benefit of employees of the Borrower or any Guarantor, provided, that, the maximum amount of obligations so guaranteed by the Borrower or any Guaranty under this clause (f) shall not exceed $250,000 in the case of an individual employee and $1,000,000 in the aggregate at any time outstanding, and

      5. Amendment of Section 6.03. A new clause (j) is added to Section 6.03 and existing clause (j) of Section 6.03 is re-lettered as clause (k) and is amended and restated in its entirety, all as follows:

      (j) if at any time the obligations of the Borrower pursuant to this Agreement are secured by a Lien on assets of the Borrower, the Borrower shall be permitted to grant a Lien on such assets, ranking pari passu with any Lien(s) granted by the Borrower to secure its obligations hereunder, to secure a guarant(ies) permitted under Section 6.02(e) hereof; and

      (k) Liens not otherwise provided for in Sections 6.03(a) through (j) hereof, which encumber assets (other than


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      current assets) of the Borrower with an aggregate value not in excess of
      $250,000.

      6. Section 7.01(d) is hereby amended by adding the phrase "(whether such indebtedness consists of (x) a primary or direct obligation of the Borrower or Guarantor or (y) a guaranty, or other contingent obligation, of the Borrower or Guarantor)" immediately after the word "indebtedness" on the second line thereof and immediately before the phrase ", including but not limited to".

      PART  C. CONDITIONS TO AMENDMENT; PAYMENT OF FEES AND EXPENSES;
               MISCELLANEOUS.

      1. The Borrower, the Agent and the Banks hereby ratify and confirm all terms and provisions of the Agreement, and any other documents, instruments or agreements executed in connection therewith and agree that, except as expressly modified herein, all of such terms and provisions remain in full force and effect.

      2. Each Bank acknowledges and agrees with each other Bank and the Agent that (i) it has independently evaluated any projections and other materials and information with respect to the Borrower and/or any Guarantor and has made its own independent decision to enter into this Amendment and is not relying on any representation or other statement of such other Bank or the Agent in doing so and (ii) pursuant to Section 8.04 of the Agreement, it shall make its own credit decisions in taking or not taking any action (including without limitation making or not making any Loan) under the Agreement and the Notes. Borrower acknowledges that the obligations of the Banks are several and no Bank shall be responsible for the failure (if any) of any other Bank to make any Loan required to be made by such other Bank.

      3. In order to induce the Banks to enter into this Sixth Amendment and to make any further Loans, the Borrower hereby represents and warrants that:

            (a) the representations and warranties contained in Article 4 of the Agreement are true and correct in all material respects on the date hereof (or were true and correct as of the


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specific point in time to which they relate) with the same effect as though such representations and warranties had been made on the date hereof,

            (b) the Borrower is in compliance with all of the terms and provisions set forth in the Agreement, as hereby amended, on its part to be observed and performed,

            (c) no Event of Default or Default under the Agreement, as hereby amended, now exists,

            (d) the Agreement, as amended, and the Notes are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, and

            (e) the Borrower has no claims, counterclaims, defenses, or rights of set-off or recoupment against the Banks or the Agent.

      4. This Sixth Amendment may be signed in any number of counterparts, all of which shall be considered originals but all of which together shall be deemed one instrument.

      5. The effectiveness of the amendments set forth above is subject to the satisfaction of the following conditions:

            (a) Prior to or concurrently with the execution and delivery of this Agreement, the Agent shall have received resolutions of the Board of Directors of the Borrower, certified by the Secretary or Assistant Secretary of the Borrower (or otherwise identified to the satisfaction of the Banks), authorizing the execution and delivery by the Borrower of the Sixth Amendment and the performance by the Borrower of the Agreement as amended by the Sixth Amendment, in form and substance satisfactory to the Agent and the Banks.

            (b) Concurrently with the execution and delivery of this Sixth Amendment, the Agent shall have received an opinion of Robert D. Marafioti, General Counsel of the Borrower, dated the date hereof, in form and substance satisfactory to the Agent and the Banks.


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            (c) Prior to or concurrently with the execution and delivery of this
Agreement, (i) the Agent shall have received such other documents, certificates, resolutions, instruments and agreements from the Borrower as the Agent or any of the Banks may reasonably request and (ii) the Borrower shall pay to the Agent and the Banks such fees (and reimbursement of costs and expenses (including counsel fees and disbursements)) as shall be required by the Banks or the Agent and agreed to by the Borrower.

      6. The parties hereto agree that any other amendment to the Agreement that is not otherwise set forth in this Sixth Amendment but that is required to make the Agreement consistent with the amendments set forth in Part B hereof (e.g., any necessary changes in Section references), are hereby deemed to have been made.

      7. This Sixth Amendment (i) shall be governed by and construed in accordance with the internal laws of the State of Connecticut, (ii) is limited specifically to the matters set forth herein, (iii) does not constitute directly or by implication a waiver of any other provision of the Agreement or the Negative Pledge Agreement and (iv) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      8. The Borrower hereby agrees to pay the legal fees and disbursements of Finn Dixon & Herling LLP counsel to the Agent and Banks (such fees not exceed $7,000) incurred in connection with the drafting and negotiation of this Sixth Amendment and related matters.

      9. For purposes of this Amendment, a copy of this Amendment (or signature page thereto) signed by a party hereto and transmitted by facsimile machine or telecopier shall be considered to be legally delivered and such party shall not raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Amendment or any document executed in connection herewith. At the request of any party hereto, any facsimile or telecopy document is to be promptly re-executed in original form by the party who executed the facsimile or telecopy document.


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                    (Rest of Page Intentionally Left Blank)


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      IN WITNESS WHEREOF, the parties hereto each have executed this Sixth
Amendment Agreement as of the date first hereinbefore written.

                                 CMP MEDIA INC.



                                 By: /s/JOSEPH E. SICHLER
                                     -----------------
                                 Name: Joseph E. Sichler
                                 Title: Vice President/CFO



                                 FLEET NATIONAL BANK



                                 By: /s/G. STEVEN KALIN
                                     -------------------
                                 Name:  G. Steven Kalin
                                 Title:  Assistant Vice-President



                                 THE CHASE MANHATTAN BANK



                                 By:  /s/EMILIA K. [illegible]
                                      ------------------------
                                 Name:  Emilia K. [illegible]
                                 Title:  Vice President



                                 FLEET NATIONAL BANK,
                                 as Agent


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                                 By:  /s/G. STEVEN KALIN
                                      -------------------
                                 Name:  G. Steven Kalin
                                 Title:  Assistant Vice President


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